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                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in this Registration Statement on Form S-4 of WESCO International, Inc. of our report dated February 9, 2001 relating to the financial statements of WESCO International, Inc, which appears in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP


Pittsburgh, Pennsylvania
September 27, 2001